Exhibit 99.1

NEWS For Immediate Release

Editorial Contact: Erin Jones

949-754-8032

erin.jones@quest.com

Investor Contact: Scott Davidson

949-754-8659

scott.davidson@quest.com

QUEST SOFTWARE REPORTS REVENUE AND EARNINGS FOR

FOURTH QUARTER AND FISCAL YEAR 2005

Company Posts $476 Million In Revenue for Fiscal 2005;

Fourth Quarter Revenue Grows 23%

ALISO VIEJO, Calif., February 8, 2006 – Quest Software, Inc. (Nasdaq: QSFT), a leading provider of application, database and infrastructure management solutions, today reported financial results for the fourth quarter and fiscal year ended December 31, 2005. Total revenues increased 23% year-over-year to $144.6 million in the fourth quarter of 2005 compared to last year’s fourth quarter revenue of $118.1 million. Total revenues increased 22% to $476.4 million in fiscal 2005 compared to total revenues of $389.5 million in fiscal 2004.

GAAP Results

Quest Software’s GAAP net income for the fourth quarter was $16.1 million, or $0.16 per diluted share. The GAAP operating margin was 20% in the fourth quarter, resulting in GAAP operating income of $28.9 million. Net income for the full year ended December 31, 2005 was $41.8 million or $0.41 per diluted share versus net income of $47.2 million or $0.48 per diluted share for the comparable period in 2004. Operating income for fiscal 2005 was $74.1 million, a 16% increase over the same period in 2004. Quest Software generated cash flow from operations of $43.6 million in the December 2005 quarter. During the fourth quarter of 2005, Quest Software incurred a charge of $2.3 million for income taxes arising from the repatriation of approximately $43.5 million of accumulated income earned abroad, pursuant to the American Jobs Creation Act.

Non-GAAP Results

On a pro forma basis, net income for the fourth quarter 2005 was $21.2 million or $0.21 per diluted share. The pro forma operating margin was 24% for the fourth quarter, resulting in pro-forma operating income of $35.2 million. Pro forma net income for fiscal 2005 was $64.5 million, a 22% increase over the prior year and resulting in $0.64 per diluted share. Pro forma operating income for fiscal 2005 was $103.4 million, a 43% increase over fiscal 2004.

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Quest Reports Fourth Quarter and Fiscal 2005 Results – page 2 of 9

A reconciliation of pro forma and as reported financial results is included with this press release.

“We ended 2005 with strong financial and operating results for the fourth quarter and the full year,” said Vinny Smith, chairman and chief executive officer, Quest Software. “Our innovative products are helping customers get more performance, productivity, availability and value from their applications, databases and infrastructure. We are continuing to invest in our business to gain market share and grow, and I am excited about our prospects for 2006.”

Quest Software management utilizes non-GAAP financial measures in the presentation of the Company’s results to provide a consistent understanding of its historical operating performance and comparisons with peer companies. Management believes that pro forma reporting provides a more meaningful representation of the Company’s on-going economic performance and therefore uses pro forma reporting internally to evaluate and manage the Company’s operations. Management believes that these measures provide useful information because they exclude certain items including amortization of acquisition-related intangible assets, other compensation expenses associated with stock options, litigation-related loss contingency reserves and impacts of other events, which might otherwise obscure the results of operations of our core business when compared to our historical performance or competitors or are not necessarily relevant to understanding the operating activities within the Company’s business.

Financial Outlook

Quest Software management offers the following guidance for the quarter ending March 31, 2006:

•	Revenue is expected to be in the range of $117 million to $120 million.

•	GAAP diluted earnings per share is expected to be in the range of $0.03 to $0.05 per share. Our GAAP guidance excludes amortization of intangible assets, potential in-process research and

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Quest Reports Fourth Quarter and Fiscal 2005 Results – page 3 of 9 development charges, and the related impacts on our tax rate, arising from our January 2006 acquisition of AfterMail Limited, which are not available at the present time;

•	Pro forma diluted earnings per share is expected to be in the range of $0.11 to $0.13 per share. The pro forma guidance excludes approximately $0.03 per share of amortization of acquisition-related intangible assets and $0.05 per share related to the effects of stock-based compensation expense.

For the full year ending December 31, 2006, Quest Software management offers the following guidance:

•	Annual revenue is expected to be in the range of $525 million to $540 million;

•	GAAP diluted earnings per share is expected to be in the range of $0.33 to $0.39 per share. Our GAAP guidance excludes amortization of intangible assets, potential in-process research and development charges, and the related impacts on our tax rate, arising from our January 2006 acquisition of AfterMail Limited, which are not available at the present time;

•	Pro forma diluted earnings per share is expected to be in the range of $0.67 to $0.72. The pro-forma guidance excludes approximately $0.13 per share of amortization of acquisition-related intangible assets and $0.20 to $0.21 per share related to the effects of stock-based compensation expense.

Fourth Quarter and Fiscal 2005 Conference Call Information

Quest Software will host a conference call today, Wednesday, February 8, 2006 at 2:00 p.m. Pacific Time, to discuss its results. A simultaneous Web cast of the conference call will be available on Quest Software’s Web site in the Investors – IR Events section at www.quest.com. A Web cast replay will be available on the same Web site through February 8, 2007. An audio replay of the call will also be available through February 22, 2006 by dialing (888) 203-1112 (from the U.S. or Canada) or (719) 457-0820 (outside the U.S. and Canada), using confirmation code: 7303184.

About Quest Software, Inc.

Quest Software, Inc. delivers innovative products that help organizations get more performance and productivity from their applications, databases and infrastructure. Through a deep expertise in IT operations and a continued focus on what works best, Quest helps more than 18,000 customers worldwide meet higher expectations for enterprise IT. Quest Software can be found in offices around the globe and at www.quest.com.

Quest and Quest Software are registered trademarks of Quest Software, Inc. The Quest Software logo and all other Quest Software product or service names and slogans are registered trademarks or trademarks of Quest Software, Inc. All other trademarks and registered trademarks are property of their respective owners.

Quest Reports Fourth Quarter and Fiscal 2005 Results – page 4 of 9

Forward Looking Statements

This release and the matters to be discussed on the conference call may include predictions, estimates and other information that might be considered forward-looking statements, including statements relating to expectations of growth, revenues, operating efficiencies and earnings per share in future periods. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ from those anticipated as a result of various factors, including: the impact of adverse changes in general economic conditions on our customers; reductions or delays in information technology spending; variations in the size and timing of customer orders; competitive products and pricing; rapid technological change; risks associated with the development and market acceptance of new or enhanced products; the effects of FAS 123(R) on our GAAP operating expenses due to the variability of the factors used to estimate the value of stock-based compensation; disruptions caused by acquisitions of companies and/or technologies and the integration of acquired products, services, employees and operations; fluctuating currency exchange rates and other risks associated with international operations; and the need to attract and retain qualified employees. For a discussion of these and other related risks, please refer to our recent SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2004 and our Quarterly Report on Form 10-Q for the period ended September 30, 2005, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

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Quest Reports Fourth Quarter and Fiscal 2005 Results – page 5 of 9

QUEST SOFTWARE, INC.

CONSOLIDATED INCOME STATEMENTS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Revenues:
Licenses	$85,504	$73,269	$260,349	$225,032
Services	59,128	44,781	216,033	164,431

Total revenues	144,632	118,050	476,382	389,463
Cost of revenues:
Licenses	1,693	1,123	5,004	3,958
Services	11,285	7,907	38,128	29,646
Amortization of purchased technology	3,151	2,126	10,910	8,107

Total cost of revenues	16,129	11,156	54,042	41,711

Gross profit	128,503	106,894	422,340	347,752
Operating expenses:
Sales and marketing	60,306	50,510	200,335	170,702
Research and development	23,896	19,924	87,876	78,305
General and administrative	13,282	10,833	45,034	36,493
Amortization of other purchased intangible assets	2,222	1,351	7,179	5,212
In-process research and development	(110)	—	7,840	6,980
Litigation loss contingency	—	11,000	—	16,000

Total operating expenses	99,596	93,618	348,264	313,692
Gain on sale of Vista Plus product suite	—	—	—	29,574

Income from operations	28,907	13,276	74,076	63,634
Other income (expense), net	84	6,093	(1,634)	8,976

Income before income tax provision	28,991	19,369	72,442	72,610
Income tax provision	12,864	6,106	30,644	25,390

Net income	$16,127	$13,263	$41,798	$47,220

Net income per share:
Basic	$0.16	$0.14	$0.43	$0.50

Diluted	$0.16	$0.13	$0.41	$0.48

Weighted average shares:
Basic	99,211	95,557	97,621	94,622
Diluted	102,680	99,635	100,770	98,158

Quest Reports Fourth Quarter and Fiscal 2005 Results – page 6 of 9

QUEST SOFTWARE, INC.

CONSOLIDATED INCOME STATEMENTS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31, 2005				Twelve Months Ended December 31, 2005
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues:
Licenses	$85,504			$85,504	$260,349			$260,349
Services	59,128			59,128	216,033			216,033

Total revenues	144,632			144,632	476,382			476,382
Cost of revenues:
Licenses	1,693	(1	)(1)	1,692	5,004	(1	)(1)	5,003
Services	11,285	(51	)(1)	11,234	38,128	(197	)(1)	37,931
Amortization of purchased technology	3,151	(3,151)		—	10,910	(10,910)		—

Total cost of revenues	16,129			12,926	54,042			42,934

Gross profit	128,503			131,706	422,340			433,448
Operating expenses:
Sales and marketing	60,306	(320	)(1)	59,986	200,335	(1,374	)(1)	198,961
Research and development	23,896	(573	)(1)	23,323	87,876	(1,655	)(1)	86,221
General and administrative	13,282	(78	)(1)	13,204	45,034	(187	)(1)	44,847
Amortization of other purchased intangible assets	2,222	(2,222)		—	7,179	(7,179)		—
In-process research and development	(110)	110	(2)	—	7,840	(7,840	)(3)	—

Total operating expenses	99,596			96,513	348,264			330,029

Income from operations	28,907			35,193	74,076			103,419
Other income (expense), net	84			84	(1,634)			(1,634)

Income before income tax provision	28,991			35,277	72,442			101,785
Income tax provision	12,864	1,166	(4)	14,030	30,644	6,630	(4)	37,274

Net income	$16,127			$21,247	$41,798			$64,511

Net income per share:
Basic	$0.16			$0.21	$0.43			$0.66

Diluted	$0.16			$0.21	$0.41			$0.64

Weighted average shares:
Basic	99,211			99,211	97,621			97,621
Diluted	102,680			102,680	100,770			100,770

(1)	Represents stock-based compensation and payroll taxes attributed to stock option exercises.

(2)	Represents a purchase price allocation adjustment to Vintela, Inc.’s in-process research and development charge.

(3)	Represents a one-time charge to write off in-process research and development assumed with our acquisitions of Wingra Technologies, Inc. in January 2005 and Vintela, Inc. in July 2005.

(4)	Represents the related tax effects of all adjustments and the tax provision related to the repatriation of foreign earnings under the American Jobs Creation Act.

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Quest Reports Fourth Quarter and Fiscal 2005 Results – page 7 of 9

QUEST SOFTWARE, INC.

CONSOLIDATED INCOME STATEMENTS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31, 2004				Twelve Months Ended December 31, 2004
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues:
Licenses	$73,269			$73,269	$225,032			$225,032
Services	44,781			44,781	164,431			164,431

Total revenues	118,050			118,050	389,463			389,463
Cost of revenues:
Licenses	1,123			1,123	3,958			3,958
Services	7,907	(45	)(1)	7,862	29,646	(190	)(1)	29,456
Amortization of purchased technology	2,126	(2,126)		—	8,107	(8,107)		—

Total cost of revenues	11,156			8,985	41,711			33,414

Gross profit	106,894			109,065	347,752			356,049
Operating expenses:
Sales and marketing	50,510	(379	)(1)	50,131	170,702	(1,409	)(1)	169,293
Research and development	19,924	(219	)(1)	19,705	78,305	(569	)(1)	77,736
General and administrative	10,833	(19	)(1)	10,814	36,493	(40	)(1)	36,453
Amortization of other purchased intangible assets	1,351	(1,351)		—	5,212	(5,212)		—
In-process research and development	—	—		—	6,980	(6,980	)(2)	—
Litigation loss contingency	11,000	(11,000	)(3)	—	16,000	(16,000	)(3)	—

Total operating expenses	93,618			80,650	313,692			283,482
Gain on sale of Vista Plus product suite	—			—	29,574	(29,574)		—

Income from operations	13,276			28,415	63,634			72,567
Other income, net	6,093			6,093	8,976			8,976

Income before income tax provision	19,369			34,508	72,610			81,543
Income tax provision	6,106	5,600	(4)	11,706	25,390	3,248	(4)	28,638

Net income	$13,263			$22,802	$47,220			$52,905

Net income per share:
Basic	$0.14			$0.24	$0.50			$0.56

Diluted	$0.13			$0.23	$0.48			$0.54

Weighted average shares:
Basic	95,557			95,557	94,622			94,622
Diluted	99,635			99,635	98,158			98,158

(1)	Represents stock-based compensation and payroll taxes attributed to stock option exercises.

(2)	Represents one-time charges to write off in-process research and development assumed with our acquisition of Aelita Software in March 2004 and Lecco Technology in April 2004.

(3)	Represents a special charge for a loss contingency reserve related to our Computer Associates intellectual property litigation.

(4)	Represents the tax effect of all adjustments.

Quest Reports Fourth Quarter and Fiscal 2005 Results – page 8 of 9

QUEST SOFTWARE, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$121,025	$118,157
Short-term marketable securities available for sale	74,398	15,892
Accounts receivable, net	116,052	98,800
Prepaid expenses and other current assets	15,202	12,528
Deferred income taxes	10,623	13,075

Total current assets	337,300	258,452
Property and equipment, net	82,845	52,761
Long-term marketable securities	47,538	163,527
Amortizing intangible assets, net	68,975	41,404
Goodwill	428,418	323,903
Other assets	4,828	3,304

Total assets	$969,904	$843,351

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,756	$4,135
Obligation under repurchase agreement	—	12,632
Accrued compensation	32,696	27,802
Other accrued expenses	34,351	46,292
Income taxes payable	18,300	12,030
Current portion of deferred revenue	140,267	106,356

Total current liabilities	229,370	209,247
Long-term liabilities:
Long-term portion of deferred revenue	34,980	20,897
Deferred income taxes	9,294	4,526
Other long-term liabilities	1,460	1,769

Total long-term liabilities	45,734	27,192
Shareholders’ equity	694,800	606,912

Total liabilities and shareholders’ equity	$969,904	$843,351

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Quest Reports Fourth Quarter and Fiscal 2005 Results – page 9 of 9

QUEST SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Cash flows from operating activities:
Net income	$16,127	$13,263	$41,798	$47,220
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,728	5,860	30,734	26,420
Compensation expense associated with stock option grants	898	512	2,930	1,778
Deferred income taxes	(777)	6,702	(834)	7,314
Gain on sale of Vista Plus product suite	—	—	(39)	(29,574)
Tax benefit related to stock option exercises	1,125	1,112	6,060	3,909
Provision for bad debts	187	124	264	236
In-process research and development	(110)	—	7,840	6,980
Litigation loss provision	—	11,000	—	16,000
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(31,001)	(28,220)	(20,519)	(34,290)
Prepaid expenses and other current assets	(4,615)	(1,196)	(5,616)	(1,472)
Other assets	(518)	4,246	(1,468)	3,870
Accounts payable	1,035	(1,531)	(1,045)	(829)
Accrued compensation	6,772	5,706	4,879	7,747
Other accrued expenses	6,697	2,349	2,590	(3,285)
Litigation settlement payment	—	—	(16,000)	—
Income taxes payable	8,317	(7,344)	7,706	2,619
Deferred revenue	29,828	25,617	43,976	41,371
Other liabilities	(110)	(216)	(1,343)	92

Net cash provided by operating activities	43,583	37,984	101,913	96,106
Cash flows from investing activities:
Purchases of property and equipment	(6,875)	(3,863)	(41,109)	(31,873)
Cash paid for acquisitions, net of cash acquired	(5,316)	(369)	(120,621)	(96,733)
Proceeds from sale of Vista Plus product suite	—	—	2,039	22,515
Purchases of marketable securities	—	(9,994)	—	(10,001)
Sales and maturities of marketable securities	1,290	12,948	56,272	40,446

Net cash used in investing activities	(10,901)	(1,278)	(103,419)	(75,646)
Cash flows from financing activities:
Proceeds from repurchase agreement	—	—	10,008	67,581
Repayment of repurchase agreement	(10,171)	(14,980)	(22,896)	(55,492)
Repayment of notes payable	—	—	(51)	(769)
Repayment of capital lease obligations	(54)	(125)	(324)	(400)
Proceeds from the exercise of stock options	6,148	9,676	13,295	16,704
Proceeds from employee stock purchase plan	—	—	—	4,797

Net cash provided by (used in) financing activities	(4,077)	(5,429)	32	32,421
Effect of exchange rate changes on cash and cash equivalents	1,664	(2,504)	4,342	(2,194)

Net increase in cash and cash equivalents	30,269	28,773	2,868	50,687
Cash and cash equivalents, beginning of period	90,756	89,384	118,157	67,470

Cash and cash equivalents, end of period	$121,025	$118,157	$121,025	$118,157